Exhibit 99.1

Marinus Pharmaceuticals Further Strengthens Board of Directors with Appointment of Santiago

Arroyo, M.D., Ph.D.

July 1, 2021 8:00 AM Eastern Daylight Time

RADNOR, Pa.--(BUSINESS WIRE) -- Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today announced the appointment of Santiago Arroyo, M.D., Ph.D., to its Board of Directors. Dr. Arroyo brings more than 30 years of experience in academic neurology and pharmaceutical research and development.

“Santiago’s expansive background in leadership roles at global biopharmaceutical companies, along with his expertise as a neurologist in the hospital setting and serving as principal investigator on multiple late-stage drug trials, will be instrumental as Marinus continues to grow its pipeline,” said Scott Braunstein, M.D., Chief Executive Officer of Marinus. “With his deep understanding of successful clinical development and insights in pediatric and adult epilepsy and electrophysiology, we believe he will provide a valuable perspective to our Board and will be a tremendous asset as we expand into new indications.”

Dr. Arroyo has had an extensive career in academic neurology and clinical research and development. Before joining the pharmaceutical industry, Dr. Arroyo was an instructor in neurology at the Johns Hopkins Hospital and helped set up and run the epilepsy programs at the Medical College of Wisconsin and Hospital Clinic of Barcelona, Spain. Most recently, he served as Chief Medical Officer of Momenta Pharmaceuticals (acquired in 2020 by Johnson & Johnson). Prior to his role at Momenta Pharmaceuticals, Dr. Arroyo served as Chief Medical Officer of Boston Pharmaceuticals, focusing on the therapeutic areas of immunology, oncology and infectious diseases. Dr. Arroyo also held the roles of Senior Vice President, Head of Clinical Research and Chief Medical Officer of Biotherapeutics and Pharmatherapeutics at Pfizer Inc., in the areas of pain and neuroscience, cardiovascular and metabolic disease, regenerative medicine and rare diseases. He was therapeutic area head for neurosciences, discovery medicine and clinical pharmacology at Bristol-Myers Squibb and neurology global therapeutic area head for Eisai Global Clinical Development. Dr. Arroyo currently sits on the Board of the Danish biopharmaceutical company, Lundbeck. He received his medical degree from the Autonomous University of Madrid and his Ph.D. from the University of Barcelona, Spain.

“I’m delighted to join Marinus’ Board of Directors at this exciting juncture as Marinus establishes its footprint in epilepsy, and ahead of its first potential launch next year,” said Dr. Arroyo. “With compelling clinical data and a strong leadership team in place, I look forward to contributing to the next phase of the company’s evolution, with the execution of several early-to-late-stage development activities that have the potential to change patients’ lives.”

Concurrent with Dr. Arroyo’s appointment, Enrique J. Carrazana, M.D. has stepped down from the Board, effective as of June 30, 2021. Dr. Carrazana served on the Marinus Board of Directors for eight years and was instrumental in the company’s current pursuit of therapies for both rare genetic disorders and status epilepticus.

“We are grateful for Dr. Carrazana’s service and valuable contributions to Marinus over the last several years,” said Dr. Braunstein. “His commitment and guidance have been instrumental in growing the company to where we are today, and I look forward to his continued success.”

About Marinus Pharmaceuticals

Marinus Pharmaceuticals, Inc. is a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders. Ganaxolone is a positive allosteric modulator of GABAA receptors that acts on a well-characterized target in the brain known to have anti-seizure, antidepressant and anti-anxiety effects. Ganaxolone is being developed in IV and oral dose formulations intended to maximize therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings. Marinus completed the first ever Phase 3 pivotal trial in children with CDKL5 deficiency disorder last year, is conducting a Phase 2 trial in tuberous sclerosis complex and has recently disclosed top-line results from its Phase 2 proof-of-concept trial in PCDH19-related epilepsy. The company has initiated a Phase 3 trial in refractory status epilepticus. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our expected clinical development plans, enrollment in our clinical trials, regulatory communications and submissions and product launches for ganaxolone, and the timing thereof; our expectations regarding the Oaktree credit facility and its effects on our cash runway and business plans; our expectations that our cash and cash equivalents combined with the net upfront proceeds of the Oaktree credit facility will be sufficient to fund our operating expenses and capital expenditures through the second quarter of 2022; and the potential safety and efficacy of ganaxolone, as well as its therapeutic potential in a number of indications.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to obtain and maintain regulatory approval for our product candidate; our ability to obtain, maintain, protect and defend intellectual property for our product candidates; the potential negative impact of third party patents on our ability to commercialize ganaxolone; delays, interruptions or failures in the manufacture and supply of our product candidate; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development programs; the company’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; the rate and degree of market acceptance of the company’s product candidates; the effect of the COVID-19 pandemic on our business, the medical community and the global economy; and the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidate. This list is not exhaustive and these and other risks are described in the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. and available at www.sec.gov. Any forward-looking statements that the company makes in this press release speak only as of the date of this press release. The company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact

Sasha Damouni Ellis

Vice President, Investor Relations & Corporate Communications

Marinus Pharmaceuticals, Inc.

484-253-6792

sdamouni@marinuspharma.com